                                                                Exhibit 23.3


              Consent of Independent Certified Public Accountants



The Board of Directors
Intelligent Systems Japan K.K.

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the final prospectus incorporated by reference herein.


                                                        KPMG Peat Marwick LLP

Portland, Oregon
October 29, 1996